EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-103489, 333-111997, 333-56438, 333-87223) of Veritas DGC Inc. of our report dated April 28, 2005 relating to the financial statements and financial statement schedule, which appears in Veritas DGC Inc.’ s Form 10-K for the period ending July 31, 2004.

PricewaterhouseCoopers LLP

Houston, Texas

June 16, 2005